UNITED STATES
      SECURITIES AND EXCHANGE COMMISSION
           Washington, DC 20549




                FORM 8-K

            CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities
       Exchange Act of 1934




          Date of Report

          July 16, 2004



         Central American Equities Corp.
  (Exact name of registrant as specified in its chapter)



       Florida               0-24185         65-0636168
    (State                 Commission     IRS Employer
of incorporation)         File Number     Identification No.)




    Hotel Alta Interlink 964, POB 02-5635
         Miami, FL 33102 USA
(Address of principal executive offices)

Registrant's telephone number, including country code

             +011 506-282-4160

__________________________________________________________
(Former name or former address, if changed since last report)


Item 2. Disposition of Asset

We are reporting the sale of Tropicana, our beach property located in Mal Pais, Costa Rica. CAE has sold the property and small structure (a small open-air restaurant, known as Tropicana) to a private buyer.

Total consideration for the sale was $635,000 dollars including previously received earnest money deposits. The price is based primarily on the value of the land. We plan to use proceeds from the sale to reduce corporate debt including debt related to taxes due.

CAE may retain a relationship with the new owner. CAE is currently negotiating to rent Tropicana restaurant and open it during the high season (December to April).




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central American Equities Corp.
            (Registrant)

Date: July 16, 2004

___________________________________________
Michael N. Caggiano
President and CEO